PREFERREDAPARTMENT | COMMUNITIES®
A Publicly Traded Company (NYSE: APTS)

# Subscription Agreement

## SECTION 1 : INVESTMENT

Payment Instructions: Make all checks payable to "UMB BANK Escrow Agent for PAC A.1 or M.1 To wire funds, see instruction on Page 5

Preferred Apartment Communities, Inc., is selling up to a maximum of 1,000,000 shares in connection with this offering (the "Offering"). Each Preferred Share will be sold at a public offering price of $1,000 per Share and will not be certificated.

This agreement is to be completed by the individual at the broker-dealer who will be signing the subscription agreement. ALL sections **MUST** be completed and legible. Write/Type "N/A" in the sections that are not applicable.

**Share Selection** (Choose One) A.1 ☐ M.1 ☐

**Number of shares purchased:** ______

**Purchase price per unit:** $ ______

**Aggregate purchase price:** $ 0

Minimum initial investment of at least $5,000. No fractional shares will be issued.

Check here if additional purchase and complete the investor information in section 3 : ☐

**Account #:** *(if applicable)* ______

## SECTION 2 : ACCOUNT TYPE

Check one Box Only

| ACCOUNT TYPE | ADDITIONAL REQUIRED DOCUMENTATION |
|---|---|
| ○ Individual ☐ TOD | If TOD, Transfer on Death form |
| ○ Joint Tenants WROS ○ Tenants in Common ○ Community Property ☐ TOD | If TOD, Transfer on Death form |
| ○ Trust | Trustee Certification form or trust documents |
| ○ Estate | Documents evidencing individuals authorized to act on behalf of estate |
| ○ Custodial ☐ UGMA: State of ____ ☐ UTMA: State of ____ | None. |
| ○ Corporation ○ C Corp ○ S Corp | Articles of Incorporation or Corporate Resolution |
| ○ LLC | LLC Operating Agreement or LLC Resolution |
| ○ Partnership | Partnership Certification of Powers or Certificare of Limited Partnership |
| ○ Non-Profit Organization | Formation document or other document evidencing authorized signers |
| ○ Profit Sharing Plan ○ Defined Benefit Plan ○ KEOGH Plan | Pages of plan document that list plan name, date, trustee name(s) and signatures |
| ○ Traditional IRA ○ SEP IRA ○ ROTH IRA ○ Simple IRA ○ Inherited/Beneficial IRA * **Complete Custodial Ownership below** | For Inherited IRA indicate Decedent's name: ______ |
| ○ Other (Specify) ______ | |

## CUSTODIAL OWNERSHIP: For *All* Qualified Accounts

THIRD PARTY ADMINISTERED CUSTODIAL PLAN - (New IRA accounts will require an additional application)

CUSTODIAN INFORMATION (To be completed by Custodian above)

**Custodian Tax ID#:** ______ **Name of Custodian:** ______

**Custodian Account#:** ______ **Mailing Address:** ______

**Custodian Phone#:** ______ **City, State, ZIP:** ______

For help completing this form, please call Investor Services at **855.320.1414**

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PREFERRED APARTMENT COMMUNITIES | A.1 and M.1 SUBSCRIPTION AGREEMENT

SECTION 3 : INVESTOR INFORMATION Please print name(s) in which Shares are to be registered. A. INVESTOR/TRUSTEE B. CO-INVESTOR/CO-TRUSTEE First Name: First Name: Middle Name: Middle Name: Last Name: Last Name: Tax ID or SS#: Tax ID or SS#: Street Address: Street Address: City: City: State: State: ZIP: ZIP: Daytime Phone# Daytime Phone# Email address: Email address: Date of Birth: Date of Birth: Employer: Employer: Retired: Retired: If Non-U.S. Citizen, If Non-U.S. Citizen, specify Country specify Country of Citizenship: of Citizenship: C. TRUST/CORPORATION/PARTNERSHIP/OTHER Trustee’s information must be provided in Sections 3A and 3B Entity Name/ Title of Trust Date of Trust: Tax ID #: D. GOVERNMENT ID (FOREIGN CITIZENS ONLY) Identification documents must have a reference number and photo. Please attach photocopy. PLACE OF BIRTH City: State/Province: Country: IMMIGRATION STATUS U.S Driver’s INS Permanent Foreign National Employee Passport Passport License Resident Alien Identity Documents Authorization without U.S. with U.S. Card Document Visa Visa Bank Name: Account#: Bank Address: Number for the document Bank Phone#: Country of Issuance: checked above: For help completing this form, please call Investor Services at 855.320.1414 2/5 PREFERRED APARTMENT COMMUNITIES | A.1 and M.1 SUBSCRIPTION AGREEMENT

Select only one; if nothing is marked the distributions will default to Mail Check SECTION 4 : DISTRIBUTIONS (to the Address of Record) Complete this section to elect how to receive your dividend distributions. IRA accounts may not direct distributions without the custodian’s approval. I hereby subscribe for Shares of Preferred Apartment Communities, Inc. and elect the distribution option indicated below: For Custodial Accounts Qualified (IRA) all distributions will be sent via check directly to the Custodian as listed in Section 2 For Non-Custodial Or Non-qualified Firm/Platform Accounts. Please choose one option: Mail Check (to the Address of Record) Direct via ACH Deposit Please attach a Mail Check to clearing firm/ pre-printed voided check (Non-Custodian financial institution listed Investors only) & sign authorization below & sign authorization I authorize Preferred Apartment Communities, Inc. or its agent to deposit my distribution/dividend to my brokerage checking or savings account. This authority will remain in force until I notify Preferred Apartment Communities, Inc. in writing to cancel. If Preferred Apartment Communities, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Name/Entity Name/ Financial Mailing Address: Institution: City: State: ZIP: Phone #: Checking Savings Your Account#: ABA/Routing#: Account Account Brokerage Account Owner Signature Co-Owner Signature (if applicable) Date: Date: Please Attach Copy Of Voided Check To This Form If Funds Are To Be Sent To A Bank * The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Bobby Bankrate 1111 123 Bankrate Boulevard New York, NY 10001 555-555-5555 Date: Attach Check Pay to the order of: $ Contains Security Features. Details Here DOLLARS on Back Generic Bank and Trust Memo: |:123456789 |:10987654321 |:1111 Routing Account Check Number Number Number For help completing this form, please call Investor Services at 855.320.1414 3/5 PREFERRED APARTMENT COMMUNITIES | A.1 and M.1 SUBSCRIPTION AGREEMENT

SECTION 5 : SUBSCRIBER ACKNOWLEDGMENTS AND SIGNATURES The undersigned hereby confirms this agreement to purchase the shares on the terms and conditions set forth herein and acknowledges and/or r epresents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the f ollowing: (you must initial each o f the representations below) I have received, read and understand the Registration Statement (Registration No. XXXXXXXXX), as (a) Owner Co-Owner modified or amended, including the related Prospectus and annual and periodic reports filed with the SEC (incorporated by reference into the registration statement and prospectus) wherein the terms, conditions and risks of the offering are described and agree to be bound by the terms and conditions. I am purchasing Shares for my/our own account. (b) I am in compliance with the USA PATRIOT Act and not on any governmental authority watch list. (c) Form W-9: I HEREBY CERTIFY under penalty of perjury, I certify that: (i) that the taxpayer identification number shown on the Subscription is correct (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien). (iv) The FATCA code(s) entered on this for (if any) indicating that I am exempt from FATCA reporting is correct. Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature Co-Owner Signature (if applicable) Date: Date: Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account Authorized Signature Date: (Custodian or Trustee) Once your account is established go to www.computershare.com/investor and sign up for electronic communication and you’ll help us save trees by reducing paper. WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING AC QUIRED BY MORE THAN ONE PERS ON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law. For help completing this form, please call Investor Services at 855.320.1414 4/5 PREFERRED APARTMENT COMMUNITIES | A.1 and M.1 SUBSCRIPTION AGREEMENT

## SECTION 6 : FINANCIAL ADVISOR INFORMATION

All fields must be completed

*The Financial Advisor must sign below to complete order. The Financial Advisor hereby represents and warrants that he/she is duly licensed and may lawfully sell shares of Preferred Apartment Communities, Inc.*

Broker Dealer/RIA: ____________ Financial Advisor Name: ____________

Mailing Address: ____________ City: ____________ State: ______ Zip: ______

Email Address: ____________ Business Phone# ____________ Fax#: ____________

Broker-Dealer CRD#: ____________ Advisor#: ____________ Financial Advisor CRD: ____________

☐ **M.1 Only - RIA Submission** Check this box to indicate whether submission is made through the Registered Investment Avdisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer. If applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not receive a selling commission.

The undersigned further represents and certifies that in connection with the subscription for M.1, he/see has compiled with and has followed all applicable policies and procedures under his firm's exisiting Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor Signature: ____________
Date: ____ / ____ / ____

Branch Manager and /or RIA Signature: ____________
Date: ____ / ____ / ____

## SECTION 7 : PAYMENT INSTRUCTIONS

SUBMISSION: Mail the ORIGINAL documents, along with your check payable to "UMB Bank Escrow Agent for PAC A.1 and M.1 to the address below. To wire funds, see instructions below.

### CHECKS & DOCUMENTS INSTRUCTIONS

Make Checks Payable to:
UMB Bank Escrow Agent for PAC A.1
UMB Bank Escrow Agent for PAC M.1

*Note: Cash, Cashier's checks/official bank checks in bearer form, foreign checks, money orders, third party checks or traveler's checks will not be accepted.*

Mail to:
**UMB Bank, N.A. Corporate Trust & Escrow Services**
**Attention:** Lara Stevens/Mail Stop 1011201
928 Grand, 12th Floor, Kansas City, MO 64106

**Phone:** (816) 860-3017 **Fax:** (816) 860-3029

### WIRE INSTRUCTIONS

UMB Bank, N.A.
ABA No: 101000695
Acct No: 980000XXXX
Acct Name: Trust Clearance
Reference: 145709 - PAC A.1 - [Investor Name] - Attn: Lara Stevens
Reference: 145709 - PAC M.1 - [Investor Name] - Attn: Lara Stevens

For help completing this form, please call Investor Services at **855.320.1414**

PREFERRED APARTMENT COMMUNITIES | A.1 and M.1 SUBSCRIPTION AGREEMENT

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